Exhibit 10.1

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (this “Amendment”) is made and entered into effective as of September 14, 2006, by and between Seneca Gaming Corporation (the “Parent”), a governmental instrumentality of the Seneca Nation of Indians of New York, and Barry W. Brandon (“Executive”).  Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Employment Agreement made and entered into as of July 13, 2004, by and between the Parent and Executive, as amended by Amendment No. 1 to Employment Agreement effective as of October 1, 2005 (the Employment Agreement as amended by Amendment No. 1 to Employment Agreement is referred to as the “Agreement”).

WHEREAS, the Board of Directors of the Parent has adopted resolutions expressing its desire to amend Executive’s Agreement (a) to extend the term of the Agreement until September 30, 2009, (b) to increase the Executive’s Base Compensation for the fiscal year ending September 30, 2007 and to provide for a minimum amount with respect to the Executive’s Base Compensation for the fiscal years ending September 30, 2008 and September 30, 2009, it being understood that the Parent and Executive will negotiate in good faith the Executive’s Base Compensation for each of the fiscal years ending in 2008 and 2009 prior to the end of the immediately preceding fiscal year and that Executive’s Base Compensation for such fiscal years may exceed (but will not be less than) the minimum amount provided below, and (c) to provide for certain additional amendments.

WHEREAS, pursuant to such resolutions, the Parent and Executive have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Parent and Executive agree as follows:

1.             Sections 2 and 3(a) of the Agreement are hereby amended in their entirety to read as set forth below and Section 3(i) is hereby added to read as set forth below:

“2.           Term.  The term of this Agreement shall commence on August 1, 2004 (the “Commencement Date”) and terminate on September 30, 2009 (the “Termination Date”), unless renewed by a subsequent written agreement of the parties.”

“3.           Compensation.

(a)                                  Executive shall be paid “Base Compensation” of a minimum annual base salary of Three Hundred Seventy-Five Thousand Dollars ($375,000) for the period commencing August 1, 2004 and ending with the Employer’s fiscal year ending September 30, 2005; an annual salary of Seven Hundred Thousand Dollars ($700,000) for the Employer’s fiscal year ending September 30, 2006; an annual salary of Seven Hundred Thousand Dollars ($700,000) for Employer’s fiscal year ending September 30, 2007;

an annual salary of a minimum of Seven Hundred Thousand Dollars ($700,000) for Employer’s fiscal year ending September 30, 2008, such minimum amount subject to increase based upon negotiations which Parent and Executive hereby agree to enter into and complete in good faith prior to September 30, 2007; and an annual salary of a minimum of Seven Hundred Thousand Dollars ($700,000) for Employer’s fiscal year ending September 30, 2009, such minimum amount subject to increase based upon negotiations which Parent and Executive hereby agree to enter into and complete in good faith prior to September 30, 2008 with respect to his service for the Employer, with a salary review by the Board each fiscal year thereafter at which time the Board shall determine whether, in its sole discretion, Executive’s Base Compensation shall be increased.  Such salary shall be payable periodically in accordance with the Employer’s regular payroll practice.”

 “3.          Compensation.

(i)            Should Executive become unable to perform the duties required under this Agreement, as a result of temporary, documented medical disability, he shall be eligible to continue to receive his Base Compensation for a period of up to one hundred and eighty (180) days.”

2.             Section 6(a)(ii) of the Agreement is hereby amended to replace the word “thereafter” with the phrase “during the Restricted Period (as defined below)”.

3.             Sections 6(a)(iii) and 6(e) of the Agreement are hereby amended to delete all references to the word “vendors.”

4.             Effect on the Agreement.  Except as specifically amended or waived by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.  From and after the effective date hereof, all references to the “Agreement” shall mean such Agreement (as defined herein) as amended hereby.

5.             Counterparts.  This Amendment may be executed in counterparts each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties have caused this Amendment to be executed on its behalf by its officers thereunto duly authorized as of the day and year first written above.

SENECA GAMING CORPORATION

By:	/s/ John Pasqualoni
Name:	John Pasqualoni
Title:	President and Chief Executive Officer

EXECUTIVE

By:	/s/ Barry W. Brandon
Name:	Barry W. Brandon